                                                  AMENDMENT No. 2
                                                      to the
                                               Declaration of Trust
                                                        of
                                      Centennial California Tax Exempt Trust

         This  Amendment  Number  2 is made as of  August  27,  2002 to the  Declaration  of  Trust  of  Centennial
California Tax Exempt Trust (the "Trust"),  dated as of August 7, 1989 and amended  February 23, 2001, by and among the individual executing this Amendment below on behalf of the Trustees.

         WHEREAS,  the Trustees established  Centennial  California Tax Exempt Trust as a trust fund under the laws of the Commonwealth of  Massachusetts,  for the investment and reinvestment of funds contributed  thereto,  under a
Declaration of Trust dated as of August 7, 1989 and amended February 23, 2001;

         WHEREAS, the Trustees, acting pursuant to part 7, Article NINTH of the Declaration of Trust as amended
August 7, 1989 desire to change the registered agent of the Trust as established under a Declaration of Trust dated as of August 7, 1989 and amended February 23, 2001;

NOW, THEREFORE, the Trust's Declaration of Trust is amended as follows:

         Article FIRST of the Trust's Declaration of Trust is amended by changing the registered agent as follows:

         The Trust shall be known as Centennial California Tax Exempt Trust. The principal place of business of the Trust is 6803 South Tucson Way, Centennial, CO 80112. The Registered Agent of Service for Process is
         CT Corporation System, 101 Federal Street, Boston, MA 02110.

Acting pursuant to part 7, Article NINTH, the undersigned signs this amendment by and on behalf of the Trust.

                                                                  Centennial California Tax Exempt Trust

                                                                  Kathleen T. Ives,
                                                                  Assistant Secretary

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